Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Urban One, Inc. (formerly Radio One, Inc.)
Silver Spring, Maryland

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 10, 2017, relating to the consolidated financial statements and the effectiveness of Urban One, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.
/s/ BDO USA, LLP
McLean, Virginia
January 04, 2018